EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

VISTA GOLD CORP. PROVIDES UPDATE ON MT. TODD GOLD PROJECT ENVIRONMENTAL IMPACT STATEMENT REVIEW/APPROVAL PROCESS

Denver, Colorado, December 10, 2013 - Vista Gold Corp. (“Vista” or the “Company”) (NYSE MKT and TSX: VGZ) announced that the Northern Territory Environmental Protection Agency (“NT EPA”) has recently requested additional information with respect to the final Environmental Impact Statement (“EIS”) for its Mt. Todd gold project.  Vista is currently reviewing the request for additional information and evaluating how best to respond.  Vista will provide an update on the timing for anticipated approval of the EIS when it is reasonable to do so.

Vista's President and CEO, Mr. Fred Earnest, commented, “The NT EPA has invoked their right to request additional information prior to the expiration of the 35-day final EIS review period.  While this represents a delay in the approval of the Mt. Todd EIS, we do not expect a lengthy delay.  The Mt. Todd gold project is a large project and the final EIS is a very comprehensive document with supporting information that include the technical engineering reports prepared for the June 2013 preliminary feasibility study.  We are confident that most of the information requested by the NT EPA is readily available in the existing documentation.  Given the past history of the Mt. Todd mine site, we are respectful of the NT EPA's desire to ensure that any issues are appropriately addressed.  We look forward to working with the NT EPA to provide the requested information and are confident that we can work together to achieve the successful approval of the EIS.”

About Vista Gold Corp.

Vista’s principal assets include its flagship Mt. Todd gold project in Northern Territory, Australia, and a 24.9% holding in Midas Gold Corp.  In addition to non-core projects in Mexico, California and Indonesia, Vista holds a royalty interest in a project in Bolivia.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, providing an update on timing for anticipated EIS approval, length of delay in EIS approval, most information for our response to NT EPA being readily available in existing documentation, ability to work with the NT EPA to obtain EIS approval and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following:  mineral reserve estimates, terms and conditions of our agreements with contractors and our approved business plans, management's assessment of potential transactions and strategic options, and the Company's assessment of the questions raised by the NT EPA.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “plans,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, ability to work with the NT EPA to settle any questions raised, availability of information to respond to questions raised by the NT EPA, risks that additional studies may need to be conducted resulting in delays, uncertainty of resource and reserve estimates, estimates of results based on such resource and reserve estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista's operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista's Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.